Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Medco Health Solutions, Inc. on Form S-8 filed on August 13, 2003, of our report dated January 27, 2004, except for Note 13 as to which the date is February 17, 2004, relating to the consolidated financial statements of Medco Health Solutions, Inc., which appears in this Current Report on Form 8-K dated February 19, 2004.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 19, 2004